Exhibit 10.3

BETTER HOME & FINANCE HOLDING COMPANY
(f/k/a AURORA ACQUISITION CORP.),
as Issuer,
The Subsidiary Guarantors party hereto from time to time
and
GLAS Trust Company LLC,
as Trustee

INDENTURE
Dated as of August 22, 2023

1.00% Senior Subordinated Convertible Notes due 2028

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-ii-

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Exhibits
Exhibit A: Form of Note A-1
Exhibit B: Form of Restricted Note Legend B-1
Exhibit C: Form of Notation of Guarantee
Exhibit D: Form of Transfer Agreement
Exhibit E: Form of Issuer Condition Precedent Certificate
Exhibit F: Form of Supplemental Indenture
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INDENTURE, dated as of August 22, 2023, among Better Home & Finance Holding Company, a Delaware corporation, as issuer (the “Company”), the Subsidiary Guarantors signatory hereto, and GLAS Trust Company LLC, as trustee (the “Trustee”).
Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 1.00% Senior Subordinated Convertible Notes due 2028 (the “Notes”).
ARTICLE 1
DEFINITIONS; RULES OF CONSTRUCTION
Section 1.01.    DEFINITIONS.
“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.
“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1.00 or any integral multiple of $1.00 in excess thereof.
“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Close of Business” means 5:00 p.m., New York City time.
“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.
“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.
“Class C Common Stock” means the Class C Common Stock, par value $0.0001 per share, of the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Stock” means the Class A Common Stock, Class B Common Stock and Class C Common Stock, subject to Section 5.09.

“Company” has the meaning set forth in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.
“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.
“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C).
“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.
“Conversion Rate” initially means a number of shares of Class A Common Stock per $1,000 principal amount of Notes equal to (a) $1,000 divided by (b) a dollar amount equal to 115% of the First Anniversary VWAP; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.
“Conversion Share” means any share of Class A Common Stock issued or issuable upon conversion of any Note.
“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.
“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-thirtieth (1/30th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Class A Common Stock on such VWAP Trading Day.
“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) thirty (30).
“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Class A Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BETR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Class A Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.
“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent.
“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia (other than (a) tax-exempt or nonprofit entities, (b) dormant or otherwise non-operational entities existing as of the Issue Date (but only for so long as any such Subsidiary remains dormant or non-operational and owns no assets) or (c) regulated mortgage origination entities).
“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Class A Common Stock, the first date on which shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question (including pursuant to due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Class A Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“First Anniversary VWAP” means the average Daily VWAP over the 20 VWAP Trading Days immediately prior to August 22, 2024; provided, however, that the First Anniversary VWAP shall be no less than $8.00 (the “Floor”) and no greater than $12.00 (the “Cap”); provided, however, that if the Notes are converted at any time prior to August 22, 2024, then the First Anniversary VWAP shall mean, for purposes of any conversions prior to August 22, 2024, $10.00 (subject to any applicable adjustments); provided, further, if the Conversion Rate would be adjusted pursuant to Section 5.01 at any time prior to August 22, 2024, then each of the Cap and the Floor shall be commensurately adjusted in the same manner as if each of the Cap and Floor were the Conversion Rate then in effect to maintain the relationship between the First Anniversary VWAP and the Cap and Floor.
“Fundamental Change” means any of the following events:
(A)    a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or the Company’s Wholly Owned Subsidiaries, or any employee benefit plans of the Company or its Wholly Owned Subsidiaries, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock, other than as a result of the conversion of any Class B Common Stock or Class C Common Stock by the holders thereof (or their affiliates) as of the date hereof, into Class A Common Stock;
(B)    the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any share exchange, exchange offer, tender offer, consolidation or merger of the Company or other similar transaction or series of related transactions, in each case pursuant to which all of the Class A Common Stock is exchanged for, converted into, acquired for, or constitutes the right to receive, other securities, cash or other property; provided, however, that any share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);
(C)    the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
(D)    the Class A Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Stock Market (or any of their respective successors or related exchanges);
provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Class A Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock, ordinary shares or other common equity interests listed (or depositary receipts representing shares of common stock, ordinary shares or other common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market (or any of their respective successors or related exchanges), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.
For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Fundamental Change Redemption Date” means the date fixed for the redemption of any Notes by the Company pursuant to a Redemption Upon Fundamental Change.

“Fundamental Change Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption Upon Fundamental Change, calculated pursuant to Section 4.02(D).
“Guarantee” means the guarantee by each Subsidiary Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 11.
“Holder” means a person in whose name a Note is registered on the Registrar’s books.
"Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all capitalized lease obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities of such Person under hedging agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all contingent obligations; and (j) all obligations referred to in clauses (a) through (i) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Holder Party” means each of the Holders of the Notes as of the Issue Date and any of their respective Affiliates.
“Interest Payment Date” means, with respect to a Note, each February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. For the avoidance of doubt, the Maturity Date is an Interest Payment Date.
“Interest Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on February 15, the immediately preceding February 5; and (B) if such Interest Payment Date occurs on August 15, the immediately preceding August 5, in each case, whether or not a Business Day.
“Issue Date” means August 22, 2023.

“Last Reported Sale Price” of the Class A Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Class A Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed. If the Class A Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of the Class A Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of the Class A Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.
“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); (B) the sending of a Redemption Notice pursuant to Section 4.03(F); provided, however, that, subject to Section 4.03(I), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called or deemed to be called for Redemption pursuant to such Redemption Notice and not with respect to any other Notes; or (C) the sending of a Fundamental Change Notice pursuant to Section 4.02.
“Make-Whole Fundamental Change Conversion Period” has the following meaning:
(A)    in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty-fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Redemption Date);
(B)    in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date; and
(C)    in the case of a Make-Whole Fundamental Change pursuant to clause (C) of the definition thereof, the period from, and including, the date of the Fundamental Change Notice for the related redemption to, and including, the Business Day immediately before the related Fundamental Change Redemption Date;
provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed, pursuant to Section 4.03(I), to be called) for redemption pursuant to Section 4.02 or Section 4.03 occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such redemption pursuant to clause (B) or clause (C) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.
“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) or clause (C) of the definition thereof, the applicable Redemption Notice Date or date of Fundamental Change Notice, as applicable.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock.
“Maturity Date” means August 15, 2028.
“Note Agent” means any Registrar, Paying Agent or Conversion Agent.
“Notes” means the 1.00% Senior Subordinated Convertible Notes due 2028 issued by the Company pursuant to this Indenture. Except as otherwise specified herein, for all purposes of this Indenture the term “Notes” shall include the Initial Notes and any PIK Interest Notes, all references to “principal amount” of the Notes shall include any increase in the principal amount thereof in respect of PIK Interest paid in accordance with the terms of this Indenture, and all such Notes shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.
“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if such Conversion Date occurs before February 15, 2028, the thirty (30) consecutive VWAP Trading Days beginning on, and including, the second (2nd) VWAP Trading Day immediately after such Conversion Date; (B) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice or a Fundamental Change Notice calling such Note for redemption pursuant to Section 4.03(F) or Section 4.02, respectively, and before the related Redemption Date or Fundamental Change Redemption Date, as applicable, the thirty (30) consecutive VWAP Trading Days beginning on, and including, the thirty-first (31st) Scheduled Trading Day immediately before such Redemption Date or Fundamental Change Redemption Date, as applicable; and (C) subject to clause (B) above, if such Conversion Date occurs on or after February 15, 2028, the thirty (30) consecutive VWAP Trading Days beginning on, and including, the thirty-first (31st) Scheduled Trading Day immediately before the Maturity Date.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, President, the Chief Accounting Officer, the Treasurer, the General Counsel, any Executive Vice President, any Senior Vice President or any Vice President of the Company.
“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 13.03.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 13.03, subject to customary qualifications and exclusions.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.
“Physical Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.
“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.
“Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.
“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).
“Redemption Upon Fundamental Change” means the Redemption of any Note by the Company pursuant to Section 4.02.
“Responsible Officer” means (A) any officer within the Global Corporate Trust division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject.
“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.
“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded. If the Class A Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any Note or Conversion Share.
“Senior Indebtedness” means any Indebtedness of the Company and its Domestic Subsidiaries (other than Indebtedness to third parties consisting of (a) warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage or other consumer loans and related assets; (b) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments or (c) overdraft facilities or cash management programs), unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the Notes, and any replacements or refinancings thereof; provided that the aggregate principal amount of such Indebtedness (including, for the avoidance of doubt, any accrued interest paid in kind, but excluding original issue discount, cash interest, fees and expenses) shall not exceed $150,000,000 at any time outstanding.
“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.
“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, if a Subsidiary or group of Subsidiaries meets the criteria of clause (3), but not clause (1) or (2), of the definition of “significant subsidiary” in Rule 1-02(w), then such Subsidiary or group will be deemed not to be a Significant Subsidiary unless such Subsidiary’s or group’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds one hundred million dollars ($100,000,000).
“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such

Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Class A Common Stock) as specified (or deemed to be specified) by the Company in accordance with Section 5.03(A).
“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Class A Common Stock receive only cash in consideration for their shares of Class A Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Class A Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Class A Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.
“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Subsidiary Guarantor” means any Subsidiary of the Company that Guarantees the obligations of the Company in accordance with the provisions of this Indenture (or any supplemental indenture pursuant to Section 11.06 hereto), and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Trading Day” means any day on which (A) trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded; and (B) there is no Market Disruption Event. If the Class A Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than the Company, an Affiliate of the Company or a Person that was an Affiliate of the Company during the immediately preceding three (3) months) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(B) such Security is sold or otherwise transferred to a Person (other than the Company, an Affiliate of the Company or a Person that was an Affiliate of the Company during the immediately preceding three (3) months) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.
The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.
“SB” means SB Northstar L.P., a Cayman Islands exempted limited partnership.
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.
“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed, or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded. If the Class A Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
Section 1.02.    OTHER DEFINITIONS.

Term	Defined in Section

“Additional Shares”	5.07(A)

“Business Combination Event”	6.01(A)

“Cash Settlement”	5.03(A)

“Clause A Distribution”	5.05(A)

“Clause B Distribution”	5.05(A)

“Clause C Distribution”	5.05(A)

“Combination Settlement”	5.03(A)

“Common Stock Change Event”	5.09(A)

“Conversion Agent”	2.06(A)

“Conversion Consideration”	5.03(B)

“Default Interest”	2.05(B)

“Defaulted Amount”	2.05(B)

“Distributed Property”	5.05(A)(iii)(1)

“Early Redemption Price”	4.03(E)

“Event of Default”	7.01(A)

“Expiration Date”	5.05(A)(v)

“Expiration Time”	5.05(A)(v)

“Fundamental Change Notice”	4.02(E)

“Guarantor Business Combination Event”	11.04(A)

“Holder Obligations”	2.10(A)(x)

“Initial Notes”	2.03(A)

“Notes Security Interest”	2.10(A)(x)

“Notice of Default”	7.01(A)(vi)

“Paying Agent”	2.06(A)

“Physical Settlement”	5.03(A)

“PIK Interest”	2.05(A)

“PIK Interest Note”	2.05(A)

“PIK Payment”	2.05(A)

“Redemption Notice”	4.03(F)

“Reference Property”	5.09(A)

“Reference Property Unit”	5.09(A)

“Register”	2.06(B)

“Registrar”	2.06(A)

“Specified Courts”	13.07

“Spin-Off”	5.05(A)(iii)(2)

“Spin-Off Valuation Period”	5.05(A)(iii)(2)

“Successor Entity”	6.01(A)

“Successor Person”	5.09(A)

“Tender/Exchange Offer Valuation Period”	5.05(A)(v)

Section 1.03.    RULES OF CONSTRUCTION.
For purposes of this Indenture:
(A)    “or” is not exclusive;
(B)    “including” means “including without limitation”;
(C)    “will” expresses a command;
(D)    the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(E)    words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(F)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;
(G)    references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;
(H)    the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and
(I)    the term “interest,” when used with respect to a Note, means interest, and Default Interest, in each case to the extent the same is payable on the Notes, unless the context requires otherwise.
ARTICLE 2
THE NOTES
Section 2.01.    FORM, DATING AND DENOMINATIONS.
The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law or stock exchange rule. Each Note will be dated as of the date of its authentication.
The Notes will be issued only in the form of one or more Physical Notes, and Physical Notes may not be exchanged for global notes to be deposited with any depositary.
The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.
The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.
Section 2.02.    EXECUTION, AUTHENTICATION AND DELIVERY.
(A)    Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com). A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.
(B)    Authentication by the Trustee and Delivery.
(i)    No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.
(ii)    The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. Any such Company Order shall specify the amount of separate Physical Notes to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or PIK Interest Notes, the registered holder of each of the Notes and delivery instructions. If such Company Order also requests the Trustee to deliver such Note to any Holder, then the Trustee will promptly deliver such Note in accordance with such Company Order. For the avoidance of doubt, the Company will not be required to deliver an Opinion of Counsel to the Trustee in connection with the authentication of the Notes on the Issue Date or upon issuance of any PIK Interest Notes as a result of a PIK Payment in accordance with Section 2.05 hereof.
(iii)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.
Section 2.03.    INITIAL NOTES AND PIK INTEREST NOTES.
(A)    On the Issue Date, there will be originally issued $528,585,444 aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.” There may be issued additional Notes in the form of PIK Interest Notes in accordance with Section 2.05 of this Indenture. The aggregate principal amount of the Notes shall not exceed $528,585,444 plus the aggregate principal amount of amount of any PIK Interest Notes. On the Issue Date, the Issuer has delivered to each Holder a certificate evidencing the satisfaction of all conditions precedent to the issuance of the Initial Notes, the form of which is attached hereto as Exhibit E.
Section 2.04.    METHOD OF PAYMENT.
(A)    The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or redemption on a Fundamental Change Redemption Date or otherwise) of, interest (if payable in cash), if any, on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest, due on an Interest Payment Date, the immediately preceding Interest Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due. In the case of a PIK Payment, the Company shall make payment by delivery of PIK Interest Notes mailed to the Holders at their addresses set forth in the register of Holders.
Section 2.05.    INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.
(A)    Interest. The Company shall pay interest on the principal amount of the Notes at a rate of 1.00% per annum from the date hereof until the Maturity Date (or, if earlier, the applicable Conversion Date, Redemption Date or Fundamental Change Redemption Date). Subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment if interest), the Company shall pay interest in arrears semiannually on each Interest Payment Date. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance of the Notes through but excluding the date on which interest is paid. The first Interest Payment Date shall be February 15, 2024. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For any interest period, the Company may elect to pay all or any portion of interest in kind (“PIK Interest”) on the then outstanding principal amount of the Notes (a “PIK Payment”) by issuing to the Holders of the Notes additional Notes, the principal amount of which shall be rounded up to the nearest whole dollar (a “PIK Interest Note”). If the Company elects to pay interest on the Notes as a combination of cash interest and PIK Interest, such cash interest and PIK Interest shall be paid on the Notes on a pro rata basis. In the event that the Company shall elect to pay PIK Interest for any interest period, then the Company shall deliver a notice to the Trustee and the Holders not less than five Business Days prior to the applicable Interest Record Date for the relevant Interest Payment Date of the relevant interest period, which notice shall state the total amount of cash interest to be paid on such Interest Payment Date and the total amount of PIK Interest to be paid on such Interest Payment Date. For the avoidance of doubt, if the Company does not deliver the notice specified in the immediately preceding sentence, the Company will be deemed to have elected to pay interest on the Notes for the applicable interest period in cash. Unless otherwise agreed between the Company and the Trustee, with respect to the payment of any PIK Interest, the Company shall deliver to the Trustee no later than two Business Days prior to the applicable Interest Payment Date the required amount of PIK Interest Notes (rounded up to the nearest whole dollar), duly executed by the Company, and a Company Order requesting the Trustee to authenticate and deliver such PIK Interest Notes on the relevant Interest Payment Date and setting forth the information required by Section 2.02(B)(ii). Any PIK Interest Note shall, after being executed and authenticated pursuant to Section 2.02 hereof, be mailed to the Person entitled thereto as shown on the Register for the Notes as of the relevant Interest Record Date. Any PIK Payment shall be made in such form and on terms as specified in this Section 2.05, and the Company shall and the Trustee may take additional steps as necessary to effect such PIK Payment.
(B)    Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount for each day, if any, during the period from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest, which Default Interest will accrue on each such day at a rate per annum equal to the rate at which interest accrues on such Note on such day; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 7.01(A)(ii) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.
(C)    Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
Section 2.06.    REGISTRAR, PAYING AGENT AND CONVERSION AGENT.
(A)    Generally. The Company will maintain one or more offices or agencies in the continental United States where Notes may be presented for (i) registration of transfer or for exchange (the “Registrar”); (ii) payment (the “Paying Agent”); and (iii) conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. The Company may change the Registrar, Paying Agent and Conversion Agent, and the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent, in each case without prior notice to Holders.
(B)    Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.
(C)    Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.
(D)    Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.
Section 2.07.    PAYING AGENT AND CONVERSION AGENT TO HOLD PROPERTY IN TRUST.
The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee in writing of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to in clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.
Section 2.08.    HOLDER LISTS.
If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date in respect of which any interest is payable, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.
Section 2.09.    LEGENDS.
(A)    Restricted Note Legend. Subject to the other provisions of this Indenture, (i) each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend, and (ii) if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(A)(ii)), including pursuant to Section 2.10(B), 2.11 or 2.12, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.
(B)    Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.
(C)    Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(D)    Restricted Stock Legend.
(i)    Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the

Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.
(ii)    Notwithstanding anything to the contrary in this Section 2.09(D), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.
Section 2.10.    TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS.
(A)    Provisions Applicable to All Transfers and Exchanges.
(i)    Subject to this Section 2.10, Physical Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.
(ii)    Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.
(iii)    The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.16 or 8.05 not involving any transfer.
(iv)    Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.
(v)    The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same only to the extent necessary to determine substantial compliance as to form with the requirements of this Indenture.
(vi)    Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.
(vii)    Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(viii)    For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Physical Note includes an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Physical Note.
(ix)    Each Holder, by acceptance of a Note, agrees as follows:
(1)    THE OFFER AND SALE OF THE NOTES AND THE SHARES OF CLASS A COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE NOTES AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.
(2)    BY ITS ACQUISITION OF THE NOTES, THE HOLDER:
(a)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (I) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (II) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT;
(b)    AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, EXCEPT ONLY:
(I)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF;
(II)    PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR
(III)    PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND

(c)    BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (III) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES, AN OPINION OF COUNSEL OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.
(x)    Without limiting the foregoing, the Holders of the Notes shall not transfer any of the Notes except (i) to any Affiliate of such Holder, without the Company’s consent; (ii) without the Company’s consent, to any transferee who (I) together with such transferee’s Affiliates, does not, and following such transfer will not, own more than 20% of the total principal amount of Notes then-outstanding and (II) to the extent such transfer occurs prior to the first anniversary of the Issue Date, agrees in writing to refrain from certain trading activities during, or with respect to, the valuation period consisting of the 20 VWAP Trading Days immediately prior to August 22, 2024, in the form attached hereto as Exhibit D; (iii) with the Company’s consent (such consent not to be unreasonably withheld or delayed), and (iv) without the Company’s consent, to the extent an Event of Default under Section 7.01(A)(i)-(iv) is continuing. For the avoidance of doubt, nothing in this Indenture shall be construed as prohibiting any Holder from granting a security interest, pledge, lien, mortgage, or other encumbrance on all or a portion of the Notes held by such Holder (a “Notes Security Interest”) to secure any obligations (including Indebtedness) of such Holder or any Affiliate of such Holder (collectively, “Holder Obligations”). In the event of any foreclosure or similar action with respect to any such Holder Obligations, notwithstanding anything in this Indenture to the contrary, the grantee of such Notes Security Interest may effect a foreclosure and assume all of the rights of the Holder under this Indenture without the consent of the Company.
(B)    Transfers and Exchanges of Physical Notes.
(i)    Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s) or (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; provided, however, that, to effect any such transfer or exchange, such Holder must:
(1)    surrender such Physical Note to be transferred or exchanged to the office of the Registrar or Trustee, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and
(2)    deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(C).

(ii)    Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(B)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):
(1)    such old Physical Note will be promptly cancelled pursuant to Section 2.14;
(2)    if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;
(3)    in the case of a transfer to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and
(4)    in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.
(C)    Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:
(i)    remove such Restricted Note Legend; or (ii) register the transfer of such Note to the name of another Person, then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates, opinions of counsel or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws provided, however, without limiting Section 2.10(D), no certificates, documentation or evidence need be so delivered in connection with any transfer of such Note to the Company or one of its Subsidiaries. All Notes presented or surrendered for registration of transfer or exchange will be duly endorsed, or accompanied by a written instrument or instruments of transfer in accordance with the Trustee’s customary procedures, and such Notes will be duly endorsed by the Holder thereof or such Holder’s attorney duly authorized in writing. In addition to the requirements set forth in the Restricted Note Legend, in connection with any transfer of a Transfer-Restricted Security, any request for transfer thereof will be accompanied by a certification to the Company and the Trustee relating to the manner of such transfer substantially in the form of the “Transferor Acknowledgement” set forth in Exhibit A.
(D)    Certain De-Legending Procedures. If a Holder of any Note or share of Class A Common Stock issued upon conversion of any Note, or in a global certificate representing any share of Class A Common Stock issued upon conversion of any Note, transfers such Note or share in compliance with Rule 144 and delivers to the Company a written request, certifying that it is not, and has not been at any time during the preceding three (3) months, an Affiliate of the Company, to reissue such Note or share without a Restricted Note Legend or Restricted Stock Legend, as applicable, then the Company will cause the same to occur (and, if applicable, cause such share to thereafter be represented by an “unrestricted” CUSIP or ISIN number in the facilities of the related depositary), and will use its commercially reasonable efforts to cause such occurrence within two (2) Trading Days of such request.
(E)    Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; or (ii) has been selected for Redemption pursuant to Section 4.02 or 4.03, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Early Redemption Price or Fundamental Change Redemption Price when due.
Section 2.11.    EXCHANGE AND CANCELLATION OF NOTES TO BE CONVERTED OR TO BE REDEEMED PURSUANT TO A REDEMPTION UPON FUNDAMENTAL CHANGE OR REDEMPTION.
(A)    Partial Conversions of Physical Notes and Partial Redemptions of Physical Notes Pursuant to a Redemption Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Redemption Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(B), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.17.
(B)    Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Redemption Upon Fundamental Change or Redemption.

(i)    Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or redeemed pursuant to a Redemption Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.14; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.
Section 2.12.    REPLACEMENT NOTES.
If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced.
Every replacement Note issued pursuant to this Section 2.12 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.
Section 2.13.    REGISTERED HOLDERS.
Only the Holder of a Note will have rights under this Indenture as the owner of such Note.
Section 2.14.    CANCELLATION.
The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. The Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.
Section 2.15.    NOTES HELD BY THE COMPANY OR ITS AFFILIATES.
Without limiting the generality of Section 2.17, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates (other than any Initial Holder Party) will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.16.    TEMPORARY NOTES.
Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.
Section 2.17.    OUTSTANDING NOTES.
(A)    Generally. The Notes that are outstanding at any time will be deemed to be those Notes (including PIK Interest Notes) that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.14; (ii) paid in full (including upon conversion) in accordance with this Indenture; or (iii) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.17.
(B)    Replaced Notes. If a Note is replaced pursuant to Section 2.12, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.
(C)    Maturing Notes and Notes Called for Redemption. If, on a Redemption Date, a Fundamental Change Redemption Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Early Redemption Price, Fundamental Change Redemption Price or principal amount, respectively, together, in each case, with the aggregate interest in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Early Redemption Price, Fundamental Change Redemption Price or principal amount, as applicable, of, and accrued and unpaid interest, if any, on, such Notes (or such portions thereof), in each case as provided in this Indenture.
(D)    Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or any interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E)    Cessation of Accrual of Interest. Except as provided in Sections 4.02(D), 4.03(E) or 5.02(D), no interest will accrue on any Note from and after the date that such Note is deemed, pursuant to this Section 2.17, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.
(F)    Notes Acquired by the Company or its Subsidiaries. Without limiting the generality of the foregoing provisions of this Section 2.17, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.15) until such time as such Notes are delivered to the Trustee for cancellation.
Section 2.18.    REPURCHASES BY THE COMPANY.
Without limiting the generality of Section 2.14, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.
Section 2.19.    CUSIP AND ISIN NUMBERS.
The Company shall not be required to obtain CUSIP or ISIN numbers to identify any of the Notes.
ARTICLE 3
COVENANTS
Section 3.01.    PAYMENT ON NOTES.
(A)    Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Redemption Price or Early Redemption Price for, interest, if any, on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture. Any PIK Payment shall be considered paid on the date it is due if PIK Interest Notes have been issued therefor, such PIK Interest Notes have been executed by the Company and authenticated by the Trustee on or prior to the date the payment is due in accordance with the terms of this Indenture.
(B)    Deposit of Funds. Before 11:00 A.M., New York City time, on each Redemption Date, each Fundamental Change Redemption Date, and on each Interest Payment Date in respect of which on any cash interest is payable, and on the Maturity Date and each other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.
Section 3.02.    EXCHANGE ACT REPORTS.
(A)    Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange

Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the written request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.
(B)    Trustee’s Disclaimer. Delivery of the reports referred to in Section 3.02(A) to the Trustee is for informational purposes only, and the Trustee’s receipt of those reports will not constitute constructive notice of any information contained therein (as to which the Trustee will be entitled to conclusively rely on an Officer’s Certificate). The Trustee will have no liability or responsibility for the filing, timeliness, or content of such reports.
Section 3.03.    RULE 144A INFORMATION.
If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Class A Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will use reasonable best efforts to take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.
Section 3.04.    COMPLIANCE AND DEFAULT CERTIFICATES.
(A)    Annual Compliance Certificate. Within one hundred and twenty (120) days after December 31, 2023 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such prior fiscal year with a view towards determining whether any Default or Event of Default has occurred during such prior fiscal year; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred during such prior fiscal year or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).
(B)    Default Certificate. Within thirty (30) days of the Company becoming aware of the occurrence of any Default or Event of Default, the Company will notify the Trustee of such Default or Event of Default, and describe what action the Company is taking or proposes to take with respect thereto.

Section 3.05.    STAY, EXTENSION AND USURY LAWS.
To the extent that they may lawfully do so, each of the Company and the Subsidiary Guarantors (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture or a Guarantee, as applicable; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 3.06.    CORPORATE EXISTENCE.
Except as permitted in Article 6 or Article 11, the Company and the Subsidiary Guarantors will cause to preserve and keep in full force and effect their respective corporate existence.
ARTICLE 4
REDEMPTION
Section 4.01.    NO SINKING FUND.
No sinking fund is provided for the Notes.
Section 4.02.    REDEMPTION OF NOTES UPON A FUNDAMENTAL CHANGE.
(A)    Redemption of Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then the Company shall redeem each Holder’s Notes on the Fundamental Change Redemption Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Redemption Price. For the avoidance of doubt, the calling of any Notes for redemption pursuant to this Section 4.02 will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (C) of the definition thereof.
(B)    Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated in accordance with this Indenture and such acceleration has not been rescinded on or before the Fundamental Change Redemption Date for a Redemption Upon Fundamental Change (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Redemption Price with respect to the Notes), then, notwithstanding anything to the contrary in Section 4.02(A), (i) the Company may not redeem any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption Upon Fundamental Change (but not yet repurchased) to be returned to the Holders thereof.
(C)    Fundamental Change Redemption Date. The Fundamental Change Redemption Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than forty (40), nor less than thirty-five (35), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E); provided, that notwithstanding the foregoing or anything to the contrary provided in this Indenture, the Fundamental Change Redemption Date will be subject to postponement to the extent necessary to comply with the applicable rules under the Exchange Act.
(D)    Fundamental Change Redemption Price. The Fundamental Change Redemption Price for any Note to be redeemed upon a Redemption Upon Fundamental Change following a Fundamental Change is an amount in cash equal to 100% of the principal amount of such Note plus accrued and unpaid interest on such Note (including, if applicable, an amount in cash equal to the principal amount of any accrued and unpaid PIK Interest) to, but excluding, the Fundamental Change Redemption Date for such Fundamental Change; provided, however, that if any payment of interest is due in respect of any Interest Payment Date and such Fundamental Change Redemption Date is after the related Interest Record Date and on or before such Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Interest Record Date will be entitled, notwithstanding such Redemption Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, such payment of interest (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Redemption Date is before such Interest Payment Date); and (ii) the Fundamental Change Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Redemption Date. For the avoidance of doubt, if such Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest to, but excluding, such Interest Payment Date will be paid, in cash, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Interest Record Date; and (y) the Fundamental Change Redemption Price will include interest on the Notes to be redeemed from, and including, such Interest Payment Date.
(E)    Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”). Substantially contemporaneously, the Company will issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Fundamental Change Notice.
Such Fundamental Change Notice must state:
(i)    briefly, the events causing such Fundamental Change;
(ii)    the effective date of such Fundamental Change;
(iii)    the Fundamental Change Redemption Date for such Fundamental Change;

(iv)    the Fundamental Change Redemption Price per $1,000 principal amount of Notes for such Fundamental Change (and, if any interest is payable in respect of an Interest Payment Date and such Fundamental Change Redemption Date is after the related Interest Record Date and on or before such Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));
(v)    the name and address of the Paying Agent, Trustee and the Conversion Agent;
(vi)    that Notes called for Redemption Upon Fundamental Change may be converted at any time before the Close of Business on the Business Day immediately before the Fundamental Change Redemption Date (or, if the Company fails to pay the Fundamental Change Redemption Price due on such Fundamental Change Redemption Date in full, at any time until such time as the Company pays such Fundamental Change Redemption Price in full);
(vii)    the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07); and
(viii)    the Settlement Method that will apply to all conversions of such Notes with a Conversion Date that occurs on or after the date of such Fundamental Change Notice and before such Fundamental Change Redemption Date.
On or before the date of the Fundamental Change Notice, the Company will send a copy of such Fundamental Change Notice to the Trustee and the Paying Agent.
(F)    Payment of the Fundamental Change Redemption Price. Without limiting the Company’s obligation to deposit the Fundamental Change Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Redemption Price for a Note subject to Redemption Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note subject to Redemption Upon Fundamental Change must be paid pursuant to such proviso.
(G)    Third Party May Redeem In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Redemption Upon Fundamental Change otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) a Holder of a Note redeemed by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company redeemed such Note.

Section 4.03.    RIGHT OF THE COMPANY TO REDEEM THE NOTES.
(A)    Reserved.
(B)    Right to Redeem the Notes. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time and from time to time, on a Redemption Date on or before the thirtieth (30th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Early Redemption Price, but only if the Last Reported Sale Price per share of Class A Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof. Furthermore, for the avoidance of doubt, for purposes of this Section 4.03(B), the Conversion Price shall be determined without regard to the second proviso in the definition of First Anniversary VWAP.
(C)    Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated in accordance with this Indenture and such acceleration has not been rescinded on or before the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Early Redemption Price with respect to such Notes), then (i) the Company may not redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption (but not yet redeemed) to be returned to the Holders thereof.
(D)    Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than fifty-five (55), nor less than thirty-five (35), Scheduled Trading Days after the Redemption Notice Date for such Redemption.
(E)    Early Redemption Price. The redemption price for any Note called for Redemption pursuant to this Section 4.03 (the “Early Redemption Price”) is an amount in cash equal to the sum of (i) 115% of the principal amount of such Note plus (ii) accrued and unpaid interest on such Note (including, if applicable, an amount in cash equal to the principal amount of any accrued and unpaid PIK Interest) to, but excluding, the Redemption Date for such Redemption; provided, however, that if any payment of interest is due in respect of any Interest Payment Date and such Redemption Date is after the related Interest Record Date and on or before such Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Interest Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, such payment of interest (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Early Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if such Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such

Interest Payment Date, then (x) accrued and unpaid interest, as applicable, to, but excluding, such Interest Payment Date will be paid, in cash, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Interest Record Date; and (y) the Early Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.
(F)    Redemption Notice. To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”); and (y) substantially contemporaneously therewith or promptly thereafter, either, at the Company’s election, issue a press release through such national newswire service as the Company then uses containing the information set forth in the Redemption Notice or publish the same through such other widely disseminated public medium as the Company then uses, including its website.
Such Redemption Notice must state:
(i)    that such Notes have been called for Redemption;
(ii)    the Redemption Date for such Redemption;
(iii)    the Early Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if any interest is payable in respect of an Interest Payment Date and the Redemption Date is after the related Interest Record Date and on or before such Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));
(iv)    the name and address of the Paying Agent and the Conversion Agent;
(v)    that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Early Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Early Redemption Price in full);
(vi)    the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07); and
(vii)    the Settlement Method that will apply to all conversions of such Notes with a Conversion Date that occurs on or after such Redemption Notice Date and before such Redemption Date.
On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.
(G)    Selection and Conversion of Notes to Be Redeemed in Part. If less than all Notes then outstanding are called for Redemption, then:

(i)    the Notes to be redeemed will be selected as follows: pro rata, by lot or by such other method the Trustee considers fair and appropriate; and
(ii)    if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.
For the avoidance of doubt, pursuant to Section 2.10(F), in the event of any Redemption in part, the Company will not be required to register the transfer or exchange of any Notes selected for such partial Redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.
(H)    Payment of the Early Redemption Price. Without limiting the Company’s obligation to deposit the Early Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Early Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.
(I)    If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note is reasonably not able to determine, before the Close of Business on the thirty-second (32nd) Scheduled Trading Day immediately before the Redemption Date for such Redemption, whether such Note is to be redeemed pursuant to such Redemption, then such Holder will be entitled to convert such Note at any time before the Close of Business on the Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Redemption for purposes of this Section 4.03 and Sections 5.01(C)(3) and 5.07.
ARTICLE 5
CONVERSION
Section 5.01.    RIGHT TO CONVERT.
(A)    Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes (and accrued and unpaid PIK Interest, if any, to, but excluding, the relevant Conversion Date) into Conversion Consideration.
(B)    Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.
(C)    When Notes May Be Converted/Notices Upon Specified Corporate Events.
(1)    Each Holder may convert such Holder’s Notes (and accrued and unpaid PIK Interest, if any, to, but excluding, the relevant Conversion Date) in full or in part at any time and from time to time from, and including, August 22,

2024 until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.
(2)    Specified Corporate Events.
(a)    If the Company elects to (I) distribute or issue, to all or substantially all holders of Class A Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights or similar plan, so long as such rights have not separated from the Class A Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Class A Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the declaration date of such distribution or announcement of such issuance, as applicable, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such declaration or announcement date, as applicable (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or (II) distribute, to all or substantially all holders of Class A Common Stock, assets or securities of the Company or rights to purchase the Company’s securities, which distribution per share of Class A Common Stock has a value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Class A Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company will send notice of such distribution to Holders and the Trustee at least thirty-five (35) Scheduled Trading Days before the Ex-Dividend Date for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur). Once the Company has given such notice, the Holders may surrender all or any portion of their Notes (and accrued and unpaid PIK Interest, if any, to, but excluding, the relevant Conversion Date) for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or issuance and (2) the Company’s announcement that such distribution or issuance will not take place.

(b)    If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Common Stock Change Event occurs prior to the Close of Business on the Business Day immediately preceding the Maturity Date (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may convert their Notes (and accrued and unpaid PIK Interest, if any, to, but excluding, the relevant Conversion Date) at any time from, and including, the effective date of such transaction or event to, and including, the thirty-fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Redemption Date); provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by the Business Day following such effective date, then the last day on which the Notes are convertible pursuant to this sentence will be extended by the number of Business Days from, and including, the Business Day following such effective date to, but excluding, the date the Company provides such notice. No later than the Business Day following such effective date, the Company will send notice to the Holders, the Trustee and the Conversion Agent of such transaction or event, such effective date and the related right to convert Notes.
(3)    Conversion upon Redemption. If the Company calls all or any Notes for Redemption, then the Holder of any such Note called for Redemption may convert such Note called for Redemption (including, for the avoidance of doubt, any Note deemed to be called for Redemption pursuant to Section 4.03(I) hereof) at any time before the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Early Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Early Redemption Price in full).
For the avoidance of doubt, the Notes may become convertible pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C) and the Notes ceasing to be convertible pursuant to a particular sub-paragraph of this Section 5.01(C) will not preclude the Notes from being convertible pursuant to any other sub-paragraph of this Section 5.01(C).
(ii)    Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:
(1)    Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2)    in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date; and
(3)    if the Company calls any Note for redemption pursuant to Section 4.02 or Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Fundamental Change Redemption Date or Redemption Date, except to the extent the Company fails to pay the Fundamental Change Redemption Price or Early Redemption Price, as applicable, for such Note in accordance with this Indenture.
Section 5.02.    CONVERSION PROCEDURES.
(A)    Generally.
(i)    Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note (including, for the avoidance of doubt, delivery by PDF or other electronic transmission); (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company, the Trustee or the Conversion Agent may require; and (4) if applicable, pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).
(B)    Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration, interest, due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).
(C)    Holder of Record of Conversion Shares. The Person in whose name the certificate for (or book-entry representing) any share of Class A Common Stock is registered on the books of the Company or its transfer agent upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement. Upon a conversion of any Notes, such person will no longer be a Holder of such Notes surrendered for conversion.
(D)    Interest Payable upon Conversion in Certain Circumstances. If any payment of interest is due in respect of any Interest Payment Date and the Conversion Date of a Note is after the related Interest Record Date and before such Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Interest Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in, and without affecting the operation of, the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, such payment of interest in cash (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time it surrenders such Note, cash in the amount of such payment of interest; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (a) if the Company has specified a Redemption Date that is after such Interest Record Date and on or before the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the Business Day immediately after such Interest Payment Date); (b) if such Conversion Date occurs after the Interest Record Date immediately before the Maturity Date; (c) if the Company has specified a Fundamental Change Redemption Date that is after such Interest Record Date and on or before the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the Business Day immediately after such Interest Payment Date); or (d) to the extent of any (x) overdue interest or (y) interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Interest Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have been due on such Note on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day) had such Note not been converted. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date in respect of which any interest is payable, then the Holder of such Note at the Close of Business on the Interest Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, such interest in cash, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).
(E)    Taxes and Duties. If a Holder submits a Note for conversion, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Class A Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requests such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.
(F)    Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the date the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.
Section 5.03.    SETTLEMENT UPON CONVERSION.
(A)    Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Class A Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Class

A Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).
The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:
(i)    subject to clause (iii) below, all conversions of Notes with a Conversion Date that occurs on or after February 15, 2028 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method (and, if it chooses Combination Settlement, the Specified Dollar Amount) to Holders and the Conversion Agent no later than the Open of Business on February 15, 2028;
(ii)    subject to clause (iii) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before February 15, 2028, then the Company will send notice of such Settlement Method (and, if it chooses Combination Settlement, the Specified Dollar Amount) to the Holder of such Note and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;
(iii)    if any Notes are called for redemption pursuant to Section 4.02 or Section 4.03, then (1) the Company will specify, in the related Redemption Notice or Fundamental Change Notice, as applicable (and, in the case of a Redemption of less than all outstanding Notes, in a notice simultaneously sent to all Holders of Notes not called for Redemption) sent pursuant to Section 4.03(F), the Settlement Method (and, if it chooses Combination Settlement, the Specified Dollar Amount) that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date or date of Fundamental Change Notice, as applicable, and before the related Redemption Date or Fundamental Change Redemption Date, as applicable; and (2) if such Redemption Date or Fundamental Change Redemption Date, as applicable, occurs on or after February 15, 2028, then such Settlement Method must be the same Settlement Method that, pursuant to clause (i) above, applies to all conversions of Notes with a Conversion Date that occurs on or after February 15, 2028;
(iv)    the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes with different Conversion Dates, except as provided in clauses (i) or (iii) above;
(v)    if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the Company’s failure to timely make such election will not constitute a Default or Event of Default);
(vi)    if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note (with a copy to the Conversion Agent) of the applicable Specified Dollar Amount, then the Specified

Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the Company’s failure to timely send such notification will not constitute a Default or Event of Default); and (vii)the Settlement Method will be subject to Section 4.03(D) and Section 5.09(A)(iv)(2).
In addition, the Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent), to (1) irrevocably fix the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders or (2) irrevocably eliminate any one or more (but not all) Settlement Methods (including eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) with respect to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, provided, in each case, that (w) the Settlement Method so elected pursuant to clause (1) above, or the Settlement Method(s) remaining after any elimination pursuant to clause (2) above, as applicable, must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election or Default Settlement Method change will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 8.01(G) or this Section 5.03(A); upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to a Settlement Method that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method(s) so elected or eliminated, as applicable, and the Default Settlement Method applicable immediately after such election and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 8.01(G) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).
If the Company changes the Default Settlement Method pursuant to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant to this Section 5.03(A), then the Company will either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with the SEC.
(B)    Conversion Consideration.
(i)    Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii), the type and amount of consideration (the “Conversion Consideration”) due upon conversion of each $1,000 principal amount of a Note will be as follows:
(1)    if Physical Settlement applies to such conversion, a number of shares of Class A Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(2)    if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or
(3)    if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Class A Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.
(ii)    Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.
(iii)    Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date (including for the avoidance of doubt any PIK Interest Notes), then the Conversion Consideration due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.
(iv)    Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.
(v)    SB Consideration. The maximum number of shares of Class A Common Stock issuable to (a) SB or (b) any of its Affiliates pursuant to this Indenture shall be such amount that, together with all other voting securities of the Company beneficially owned by SB and its Affiliates would not result in total ownership of voting stock of the Company by SB and its Affiliates exceeding 9.4% of the outstanding voting power of the Company as of the date of issuance, with any Conversion Consideration issuable to SB in the form of Class A Common Stock in excess of such voting threshold to consist of shares of Class C Common Stock for the remainder of such Conversion Consideration.

(C)    Delivery of the Conversion Consideration. Except as set forth in Sections 5.05 and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after the Interest Record Date immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such conversion no later than the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Scheduled Trading Day immediately before the Maturity Date.
(D)    Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note being converted, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest on, such Note to, but excluding, the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Conversion Consideration for a Note consists of both cash and shares of the Class A Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.
Section 5.04.    RESERVE AND STATUS OF CLASS A COMMON STOCK ISSUED UPON CONVERSION.
(A)    Stock Reserve. At all times when any Notes are outstanding, the Company will reserve, out of its authorized, unreserved and not outstanding shares of Class A Common Stock, a number of shares of Class A Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such conversion; and (y) the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07. To the extent the Company delivers shares of Class A Common Stock held in its treasury in settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Class A Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.
(B)    Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly and validly issued, fully paid, non-assessable and free from statutory preemptive rights. If the Class A Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05.    ADJUSTMENTS TO THE CONVERSION RATE.
(A)    Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time by the Company (without duplication) for the events set forth below as follows:
(i)    Stock Dividends, Splits, Reverse Splits and Combinations. If the Company issues solely shares of Class A Common Stock as a dividend or distribution on all or substantially all shares of the Class A Common Stock, or if the Company effects a stock split, reverse stock split or a stock combination of the Class A Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS1
OS0
where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split, reverse stock split or stock combination, as applicable;
CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;
OS0 = the number of shares of Class A Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split, reverse stock split or stock combination; and
OS1 = the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split, reverse stock split or stock combination.
For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(i) will become effective at the time set forth in the definition of CR1 above. If any dividend, distribution, stock split, reverse stock split or stock combination of the type described in this Section 5.05(A)(i) is declared, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend, distribution, stock split, reverse stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split, reverse stock split or stock combination not been declared.
(ii)    Rights, Options and Warrants. If the Company issues or distributes, to all or substantially all holders of Class A Common Stock, any rights, options or warrants

(other than rights issued or otherwise distributed pursuant to a stockholder rights or similar plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the declaration date of such distribution, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such declaration date, then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	OS + X
OS + Y
where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;
CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
OS = the number of shares of Class A Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;
X = the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and
Y = a number of shares of Class A Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such declaration date.
For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(ii) will become effective at the time set forth in the definition of CR1 above. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Class A Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered upon exercise of such rights, option or warrants.
For purposes of this Section 5.05(A)(ii) and Section 5.01(C)(2)(a)(I), in determining whether any rights, options or warrants entitle holders of Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.
(iii)    Spin-Offs and Other Distributed Property.
(1)    Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its Indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Class A Common Stock, excluding:
(u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);
(v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);
(w) rights issued or otherwise distributed pursuant to a stockholder rights or similar plan, except to the extent provided in Section 5.05(F);
(x) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);
(y) a distribution solely pursuant to a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 5.05(A)(v) will apply; and
(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply
(such shares of Capital Stock, evidences of Indebtedness, or other assets or property, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	SP
SP − FMV
where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;
CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP = the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and
FMV = the fair market value (as determined by the Board of Directors), as of the Open of Business on such Ex-Dividend Date, of the Distributed Property distributed per share of Class A Common Stock pursuant to such distribution;
provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms on which holders of Class A Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder had owned, on such record date, a number of shares of Class A Common Stock equal to the Conversion Rate in effect on such record date. For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(iii)(1) will become effective at the time set forth in the definition of CR1 above.
To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared.
(2)    Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company to all or substantially all holders of the Class A Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	FMV + SP
SP
where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;
CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;
FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Class A Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Class A Common Stock in such Spin-Off; and
SP = the average of the Last Reported Sale Prices per share of Class A Common Stock for each Trading Day in the Spin-Off Valuation Period.
For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(iii)(2) will become effective at the time set forth in the definition of CR1 above. Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.
To the extent any dividend or distribution of the type described in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
For purposes of Section 5.05(A)(i), Section 5.05(A)(ii) and this Section 5.05(A)(iii), if any dividend or distribution to which this Section 5.05(A)(iii) is applicable also includes one or both of:

(i)    a dividend or distribution of shares of Class A Common Stock to which Section 5.05(A)(i) is applicable (the “Clause A Distribution”); or
(ii)    a dividend or distribution of rights, options or warrants to which Section 5.05(A)(ii) is applicable (the “Clause B Distribution”), then, in either case:
(A)    such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 5.05(A)(iii) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 5.05(A)(iii) with respect to such Clause C Distribution shall then be made; and
(B)    the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 5.05(A)(i) and Section 5.05(A)(ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date” within the meaning of Section 5.05(A)(i) or “outstanding immediately before the Open of Business on such Ex-Dividend Date” within the meaning of Section 5.05(A)(ii).
(iv)    Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Class A Common Stock, then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	SP
SP − D
where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;
CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP = the Last Reported Sale Price per share of Class A Common Stock on the Trading Day immediately before such Ex-Dividend Date; and
D = the cash amount distributed per share of Class A Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Class A Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Class A Common Stock equal to the Conversion Rate in effect on such record date. For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(iv) will become effective at the time set forth in the definition of CR1 above.
To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to make such dividend or determination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(v)    Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Class A Common Stock, and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Class A Common Stock in such tender or exchange offer exceeds the average of the Last Reported Sale Prices per share of Class A Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) commencing on, and including, the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	×	AC + (SP × OS1)
SP × OS0
where:
CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;
CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;
AC = the fair market value (determined by the Board of Directors), as of the time (the “Expiration Time”) such tender or exchange offer expires, of all cash and other consideration paid for shares of Class A Common Stock purchased or exchanged in such tender or exchange offer;
OS0 = the number of shares of Class A Common Stock outstanding immediately before the Expiration Time (including, for the avoidance of doubt, all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Class A Common Stock outstanding immediately after the Expiration Time (excluding, for the avoidance of doubt, all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP = the average of the Last Reported Sale Prices per share of Class A Common Stock over the Tender/Exchange Offer Valuation Period.
For the avoidance of doubt, each adjustment to the Conversion Rate made pursuant to this Section 5.05(A)(v) will become effective at the time set forth in the definition of CR1 above. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.
To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Class A Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Class A Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
(B)    No Adjustments in Certain Cases.
(i)    Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split, reverse stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Class A Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Class A Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) (i.e., divided by $1,000) of Notes held by such Holder on such date.
(ii)    Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05(A) or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:
(1)    except as otherwise provided in Section 5.05(A), the issuance or sale of shares of Class A Common Stock or any securities convertible into or exchangeable for Class A Common Stock or rights to purchase Class A Common Stock or such convertible or exchangeable securities;
(2)    the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any such plan;
(3)    the issuance of any shares of Class A Common Stock or options or rights to purchase shares of Class A Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(4)    the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right or convertible, exercisable or exchangeable security of the Company outstanding as of the Issue Date;
(5)    the repurchase of shares of Class A Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the kind described in Section 5.05(A)(v);
(6)    solely a change in the par value of the Class A Common Stock; or
(7)    accrued and unpaid interest, if any, on the Notes.
(C)    If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; and (v) February 15, 2028.
(D)    Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)    a Note is to be converted pursuant to Physical Settlement or Combination Settlement;
(ii)    the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;
(iii)    the Conversion Consideration due upon such conversion includes any whole shares of Class A Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Class A Common Stock (in the case of Combination Settlement); and
(iv)    such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.
(E)    Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)    a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);
(ii)    a Note is to be converted pursuant to Physical Settlement or Combination Settlement;
(iii)    the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;
(iv)    the Conversion Consideration due upon such conversion includes any whole shares of Class A Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Class A Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)    such shares would be entitled to participate in such dividend or distribution, then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Class A Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Class A Common Stock had such shares of Class A Common Stock been entitled to participate in such dividend or distribution and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Class A Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.
(F)    Stockholder Rights Plans. If any shares of Class A Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights or similar plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights or similar plan, unless such rights have separated from the Class A Common Stock at such time in accordance with the provisions of the applicable plan in a manner such that Holders would not be entitled to receive such rights in respect of the Company’s Class A Common Stock, if any, issuable upon conversion of the Notes, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Class A Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.
(G)    Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs over an Observation Period, the Company will (in its good faith determination) make appropriate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.
(H)    Calculation of Number of Outstanding Shares of Class A Common Stock. For purposes of Section 5.05(A), the number of shares of Class A Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock; and (ii) exclude shares of Class A Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Class A Common Stock held in its treasury).

(I)    Calculations. All calculations and other determinations under this Section 5.05(A) will be made by the Company and will be made to the nearest 1/10,000th of a share of Class A Common Stock.
(J)    Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Section 5.06.    VOLUNTARY ADJUSTMENTS.
(A)    Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is in the best interest of the Company or advisable to avoid or diminish any income tax imposed on holders of Class A Common Stock or rights to purchase Class A Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Class A Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.
(B)    Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the period that such increase is in effect, the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.
Section 5.07.    ADJUSTMENTS TO THE CONVERSION RATE IN CONNECTION WITH A MAKE-WHOLE FUNDAMENTAL CHANGE.
(A)    Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares of Class A Common Stock (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	Additional Shares per $1,000 Note

	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$18.00	$20.00	$25.00	$30.00
8/22/23	18.1328	14.5080	11.7105	9.5181	7.7774	6.3795	5.2528	3.5722	2.4160	0.8438	0.1321
8/15/24	18.6698	14.7912	11.8227	9.5165	7.7018	6.2577	5.0964	3.3858	2.2293	0.7314	0.0861
8/15/25	18.9430	14.7519	11.5799	9.1455	7.2541	5.7689	4.6085	2.9357	1.8379	0.5251	0.0061
8/15/26	18.6384	14.1075	10.7483	8.2277	6.3157	4.8513	3.7390	2.1944	1.2321	0.2614	0.0000
8/15/27	17.2563	12.2213	8.6489	6.1093	4.2821	2.9708	2.0901	0.9806	0.3758	0.0179	0.0000
8/15/28	13.0435	3.9526	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Within five (5) business days of the date upon which the Conversion Rate is established, the Company shall provide to the Holders a revised table reflecting the determined Conversion Rate with the First Anniversary VWAP being substituted for the $10.00 therein. The revised table will adjust the Stock Prices in the first row (i.e., the column headers) of the table set forth in this Section 5.07(A) (other than the $10.00 figure, which shall be adjusted as described above) by multiplying them by a fraction, the numerator of which is 86.9565 (the conversion rate implied by a $11.50 conversion price) and the denominator of which is the Conversion Rate as so adjusted.  The numbers of Additional Shares in the table set forth in this Section 5.07(A) will be adjusted by a fraction, the numerator of which is the Conversion Rate as so adjusted and the denominator is 86.9565. Such table shall replace the table above, and all such references to this table shall refer to such table as delivered to the Holders, and contemporaneously therewith, Section 5.07(A)(ii) shall be deemed modified to reflect the parameters of such table. The Company shall deliver the same table to the Trustee, and the Company and the Trustee shall enter into a supplemental indenture reflecting such revised table and the corresponding modifications to Section 5.07(A)(ii) hereof.
If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:
(i)    if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and (ii) if the Stock Price is greater than the highest number (from time to time) in the Stock Price row of the above table (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than the lowest number (from time to time) in the Stock Price row of the above table (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.
Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 104.2188 shares of Class A Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment (a) in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A) and (b) upon adjustment of the table set forth above and in the same manner as, and at the same time as, such adjustment.
For the avoidance of doubt, but subject to Section 4.03(I), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.
(B)    Adjustment of Stock Prices and Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted as of each time when the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).
(C)    Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of such term no later than the Business Day following the Make-Whole Fundamental Change Effective Date. The Company will notify Holders of each Make-Whole Fundamental Change occurring pursuant to clause (B) or clause (C) of the definition of such term pursuant to Section 4.03 or Section 4.02, as applicable.
Section 5.08.    EXCHANGE IN LIEU OF CONVERSION.
Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note (with a copy to the Trustee and the Conversion Agent) before the Close of Business on the Business Day (or, if Cash Settlement or Combination Settlement applies to such conversion, the second (2nd) Business Day) immediately following the Conversion Date for such Note and the Company must arrange for the financial institution to deliver the Conversion Consideration in the same manner and at the same time the Company would have been required to do so (except as may be otherwise agreed by such financial institution and the relevant Holder). If the Company has made such election, then:
(A)    no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5 (except as may be otherwise agreed by such institution and the relevant Holder); and
(B)    such Note will not cease to be outstanding by reason of such exchange in lieu of conversion; provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.
Section 5.09.    EFFECT OF COMMON STOCK CHANGE EVENT.
(A)    Generally. If there occurs any:
(i)    recapitalization, reclassification or change of the Class A Common Stock (other than (x) changes solely resulting from a subdivision or combination of the

Class A Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(ii)    consolidation, merger, combination or binding or statutory share exchange involving the Company;
(iii)    sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(iv)    other similar event,
and, as a result of which, the Class A Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,
(1)    from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Class A Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Class A Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Class A Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;
(2)    if such Reference Property Unit consists entirely of cash, then (i) the consideration due upon conversion of each $1,000 principal amount of Notes will be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date for such conversion, multiplied by the amount of cash constituting the Reference Property Unit; and (ii) the Company will pay the cash due upon such conversions no later than the second (2nd) Business Day after the relevant Conversion Date; and
(3)    for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and

(II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Class A Common Stock, by the holders of Class A Common Stock. The Company will notify Holders of such weighted average as soon as practicable after such determination is made.
Substantially concurrently with or prior to the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate in a manner consistent with this Article 5; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.
(B)    Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders no later than the Business Day following the effective date of the Common Stock Change Event.
(C)    Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.
ARTICLE 6
SUCCESSORS
Section 6.01.    WHEN THE COMPANY MAY MERGE, ETC.
(A)    Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i)    the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is (a) a corporation or (b) a limited liability company or limited partnership (in each case, the “Successor Entity”), in each case duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, provided that (1) in the case of clause (b), (x) if such limited liability company or limited partnership is not treated as a corporation or an entity disregarded as separate from a corporation, in each case for U.S. federal income tax purposes, the Company shall have received an opinion of a nationally recognized tax counsel to the effect that such transaction or series of related transactions will not be treated as an exchange under Section 1001 of the Code for the Holders of the Notes and (y) such limited liability company or limited partnership shall be a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation existing under the laws of the United States of America, any State thereof or the District of Columbia and the Reference Property underlying the Notes shall consist of cash and/or common stock of such corporation, and (2) in each case, if such Person is not the Company, the Successor Entity expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and (ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)    Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Prior to or substantially simultaneously with the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.
Section 6.02.    SUCCESSOR ENTITY SUBSTITUTED.
At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.
Section 6.03.    EXCLUSION FOR ASSET TRANSFERS WITH WHOLLY-OWNED SUBSIDIARIES.
Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any transfer of assets between or among the Company and any one or more of its Wholly Owned Subsidiaries not effected by merger or consolidation.

ARTICLE 7
DEFAULTS AND REMEDIES
Section 7.01.    EVENTS OF DEFAULT.
(A)    Definition of Events of Default. “Event of Default” means the occurrence of any of the following:
(i)    a default in the payment when due (whether at maturity, upon Redemption or Redemption Upon Fundamental Change or otherwise) of the principal of, or the Early Redemption Price or Fundamental Change Redemption Price for, any Note;
(ii)    a default for thirty (30) days in the payment when due of interest that has accrued on any Note;
(iii)    the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.01(C)(2), if (in the case of any such notice other than a notice pursuant to Section 5.01(C)(2)(a)) such failure is not cured within three (3) Business Days after its occurrence;
(iv)    a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within five (5) days after its occurrence;
(v)    a default in the Company’s obligations under Article 6 or a Subsidiary Guarantor’s obligations under Section 11.04;
(vi)    a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;
(vii)    a default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any Indebtedness for money borrowed in excess of one hundred million dollars ($100,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any such Significant Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created (i) resulting in such Indebtedness becoming or being declared due and payable before its stated maturity or (ii) constituting a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such default has not been rescinded or annulled or such failure to pay has not been cured or waived, as the case may be within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding;
(viii)    one or more final judgments being rendered against the Company or any of its Significant Subsidiaries for the payment of at least one hundred million dollars ($100,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance or indemnity), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;
(ix)    the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)    commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts;
(2)    consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3)    consents to the appointment of a custodian of it or for any substantial part of its property;
(4)    makes a general assignment for the benefit of its creditors; or
(5)    takes any comparable action under any foreign Bankruptcy Law; or
(x)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)    is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;
(2)    appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;
(3)    orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or
(4)    grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days.

Section 7.02.    ACCELERATION.
(A)    Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company (and not solely with respect to one or more Significant Subsidiaries of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.
(B)    Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company and not solely with respect to one or more Significant Subsidiaries of the Company) occurs and is continuing, then the Trustee, by written notice to the Company, or Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.
(C)    Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.
Section 7.03.    [RESERVED].
Section 7.04.    REMEDIES CUMULATIVE.
The Trustee may maintain a proceeding even if it does not possess any of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All powers and remedies given by this Article 7 to the Trustee or to the Holders will, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers or remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture.
Section 7.05.    WAIVER OF PAST DEFAULTS.
An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that would (after notice, passage of time or both) lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.
Section 7.06.    CONTROL BY MAJORITY.
Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.
Section 7.07.    LIMITATION ON SUITS.
No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Early Redemption Price or Fundamental Change Redemption Price for, or interest, if any, on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5 on or after the respective due dates therefor provided in this Indenture and the Notes), unless:
(A)    such Holder has previously delivered to the Trustee written notice that an Event of Default is continuing;
(B)    Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;
(C)    such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;
(D)    the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and
(E)    during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08.    ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.
Notwithstanding anything to the contrary in this Indenture or the Notes, but without limiting the provisions of Section 8.01, the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Early Redemption Price or Fundamental Change Redemption Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.
Section 7.09.    COLLECTION SUIT BY TRUSTEE.
The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Early Redemption Price or Fundamental Change Redemption Price for, or interest, if any, on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.
Section 7.10.    TRUSTEE MAY FILE PROOFS OF CLAIM.
The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.    PRIORITIES.
The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:
First: to the Trustee, any Note Agent and their respective agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Early Redemption Price or Fundamental Change Redemption Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and
Third: to the Company or such other Person as a court of competent jurisdiction directs.
The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.
Section 7.12.    UNDERTAKING FOR COSTS.
In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.
ARTICLE 8
AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 8.01.    WITHOUT THE CONSENT OF HOLDERS.
Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:
(A)    cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B)    add guarantees with respect to the Company’s obligations under this Indenture or the Notes;
(C)    secure the Notes;
(D)    add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;
(E)    provide for the assumption of the Company’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;
(F)    enter into supplemental indentures pursuant to, and in accordance with, (1) Section 5.07 in connection with a new Make-Whole Fundamental Change table or (2) Section 5.09 in connection with a Common Stock Change Event;
(G)    irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A);
(H)    evidence or provide for the acceptance of the appointment of a successor Trustee;
(I)    increase the Conversion Rate as provided in this Indenture;
(J)    comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;
(K)    provide for the issuance of PIK Interest Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or
(L)    make any other change to this Indenture or the Notes that does not adversely affect the rights of the Holders, as such, in any material respect, as determined by the Company in good faith.
Section 8.02.    WITH THE CONSENT OF HOLDERS.
(A)    Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including without limitation, the PIK Interest Notes, if any), amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder (including, without limitation, Holders of PIK Interest Notes), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:
(i)    reduce the principal, or extend the stated maturity, of any Note;

(ii)    reduce the Early Redemption Price or Fundamental Change Redemption Price for any Note or change in any manner adverse to any Holder the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;
(iii)    reduce the rate, or extend the stated time for the payment, of interest on any Note;
(iv)    make any change that adversely affects the conversion rights of any Note, except as otherwise permitted by this Indenture;
(v)    impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);
(vi)    change the ranking of the Notes;
(vii)    make any Note payable in money, other than that stated in this Indenture or the Note or make any Note payable at a place of payment outside of the continental United States;
(viii)    reduce the percentage in aggregate principal amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or
(ix)    make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.
(B)    Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.
Section 8.03.    NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.
As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.
Section 8.04.    REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.
(A)    Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same Indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.
(B)    Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.
(C)    Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.
(D)    Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).
Section 8.05.    NOTATIONS AND EXCHANGES.
If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.
Section 8.06.    TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES.
The Trustee must execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

ARTICLE 9
SATISFACTION AND DISCHARGE
Section 9.01.    TERMINATION OF COMPANY’S OBLIGATIONS.
This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:
(A)    all Notes then outstanding (other than Notes replaced pursuant to Section 2.12) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Redemption Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;
(B)    the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.12);
(C)    the Company has paid all other amounts payable by it under this Indenture; and
(D)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied; provided, however, that Article 10 and Section 13.01 will survive such discharge and, until no Notes remain outstanding, Section 2.14 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.
At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.
Section 9.02.    REPAYMENT TO COMPANY.
Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03.    REINSTATEMENT.
If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any securities, cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such securities, cash or other property from the securities, cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.
ARTICLE 10
TRUSTEE
Section 10.01. DUTIES OF THE TRUSTEE.
(A)    If an Event of Default has occurred and is continuing of which the Trustee has actual knowledge, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(B)    Except during the continuance of an Event of Default of which the Trustee has actual knowledge:
(i)    the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and (ii) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. The Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.
(C)    The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph will not limit the effect of Section 10.01(B);
(ii)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)     the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.
(D)    Each provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B) and (C) of this Section 10.01, regardless of whether such provision so expressly provides.
(E)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.
(F)    The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.
Section 10.02. RIGHTS OF THE TRUSTEE.
(A)    The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.
(B)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.
(C)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.
(D)    The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.
(E)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(F)    The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.
(G)    The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H)    None of the permissive rights of the Trustee enumerated in this Indenture will be construed as a duty.
(I)    The Trustee will not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.
(J)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture. The Trustee shall be entitled to conclusively rely on such certificate, and the information contained therein.
(K)    The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office of the Trustee and such notice references such Notes and this Indenture and states that such notice is a notice of Default or Event of Default.
(L)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys.
(M)    No provision of this Indenture shall require the Trustee to do anything which, in its opinion based on the advice of counsel, would be illegal or contrary to applicable law or regulation.
(N)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent.
Section 10.03. INDIVIDUAL RIGHTS OF THE TRUSTEE.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the trustee under this Section 10.03.
Section 10.04. TRUSTEE’S DISCLAIMER.
The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05. NOTICE OF DEFAULTS.
If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, then the Trustee must notify the Holders of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.
Section 10.06. COMPENSATION AND INDEMNITY.
(A)    The Company will, from time to time, pay the Trustee compensation for its acceptance of this Indenture and services under this Indenture as may be agreed by the Company and the Trustee in writing from time to time. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.
(B)    The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable to its gross negligence or willful misconduct. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B). The Company will have the right to assume the defense of such claim, and the Trustee will cooperate in such defense. If the Company defends such claim and the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable and documented fees and expenses of such counsel (including the reasonable and documented fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.
(C)    The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.
(D)    To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee,

except that held in trust to pay principal of, or interest, if any, on, particular Notes, which lien will survive the discharge of this Indenture.
(E)    If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 10.07. REPLACEMENT OF THE TRUSTEE.
(A)    Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.
(B)    The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i)    the Trustee fails to comply with Section 10.09;
(ii)    the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)    a custodian or public officer takes charge of the Trustee or its property; or
(iv)    the Trustee becomes incapable of acting.
(C)    If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.
(D)    If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
(E)    If the Trustee, after written request by a Holder who has been a bona fide Holder of Notes for at least six (6) months (and who provides evidence satisfactory to the Trustee of such holding), fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).
Section 10.08. SUCCESSOR TRUSTEE BY MERGER, ETC.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee and have and succeed to the rights, powers, duties, immunities and privileges of its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Section 10.09. ELIGIBILITY;DISQUALIFICATION.
There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least the minimum amount required by the Trust Indenture Act.
ARTICLE 11
SUBSIDIARY GUARANTEES
Section 11.01. SUBSIDIARY GUARANTEE.
(A)    By its execution of this Indenture (including by any amended or supplemental indenture pursuant to Section 8.01(B)), each Subsidiary Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Subsidiary Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 11, each of the Subsidiary Guarantors, jointly and severally, fully and unconditionally, guarantees, on a senior basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, interest on, and any Conversion Consideration for, the Notes will be promptly paid or delivered in full when due, whether at the Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, and any Conversion Consideration for, the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid or delivered in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(B)    The Subsidiary Guarantors agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture or the obligations of the Company hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor other than payment in full of all obligations hereunder and thereunder. Each Subsidiary Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete payment or performance of the obligations contained in the Notes and this Indenture in accordance with their terms.
(C)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Subsidiary Guarantors, any amount or consideration paid or delivered by the Company or a Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(D)    Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation, reimbursement or contribution in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 7, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee. Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Subsidiary Guarantor, in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
Section 11.02. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.
Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform

Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under this Article 11, will result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
Section 11.03. EXECUTION AND DELIVERY OF NOTATION OF GUARANTEE.
(A)    To evidence its Guarantee set forth in Section 11.01, with respect to the Notes issued on the Issue Date, a Subsidiary Guarantor shall execute a notation of such Guarantee substantially in the form included in Exhibit C hereto endorsed by an Officer of such Subsidiary Guarantor by manual, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) and authenticated and delivered by the Trustee.
(B)    Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
(C)    If an Officer whose signature is on this Indenture or on the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Guarantee is endorsed, the Guarantee shall be valid nevertheless.
(D)    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
Section 11.04. WHEN SUBSIDIARY GUARANTORS MAY MERGE, ETC.
(A)    Generally. No Subsidiary Guarantor will consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Subsidiary Guarantor and its Subsidiaries, taken as a whole, to another Person (other than the Company or another Subsidiary Guarantor) (a “Guarantor Business Combination Event”), unless (1) the resulting, surviving or transferee Person is such Subsidiary Guarantor or, if not such Guarantor, expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture) all of such Subsidiary Guarantor’s obligations under this Indenture and the Notes; provided that (a) such surviving Subsidiary Guarantor shall be incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia and (b) no Default or Event of Default shall exist, or would result from such Guarantor Business Combination Event or (2) the transaction is in compliance with Article 6.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge, consolidate, amalgamate or wind up with or into or transfer all or part of its properties and assets to the Company or any other Subsidiary Guarantor without regard to the requirements set forth in this Section 11.04(A) or Section 11.04(B).
(B)    Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Subsidiary Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) complies with Section 11.04(A); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.
(C)    Successor Corporation Substituted. At the effective time of any Guarantor Business Combination Event that complies with Section 11.04(A) and Section 11.04(B), the successor Subsidiary Guarantor (if not the applicable Subsidiary Guarantor) will succeed to, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture and the Notes with the same effect as if such successor Subsidiary Guarantor had been named as a Subsidiary Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Subsidiary Guarantor will be discharged from its obligations under this Indenture and the Notes.
Section 11.05. RELEASES OF SUBSIDIARY GUARANTORS.
(A)    A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes:
(1)    in the event that a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving entity in such transaction to a Person which is not the Company or a Subsidiary of the Company, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture and, (a) such sale, exchange, transfer or other disposition is in compliance with Article 6 or (b) the surviving or transferee Person expressly assumes such Subsidiary Guarantor’s obligations in accordance with Section 11.04; or
(2)    if such Subsidiary Guarantor ceases to guarantee or be a borrower under any Senior Indebtedness; provided, however that no Event of Default has occurred and is continuing, and provided, further, that to the extent such Subsidiary subsequently guarantees or becomes a borrower under any Senior Indebtedness, its Guarantee hereunder shall be reinstated.
(B)    Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.

Section 11.06. SUBSIDIARY GUARANTORS.
If, after the Issue Date, any Domestic Subsidiary of the Company that is not a Subsidiary Guarantor (other than the Subsidiaries set forth on Schedule I) becomes a “borrower” or a “guarantor” under any Senior Indebtedness, then the Company shall cause such Domestic Subsidiary to, not later than 30 Business Days after the date on which such Domestic Subsidiary becomes a “borrower” or a “guarantor” under any Senior Indebtedness, (A) execute and deliver to the Trustee a supplemental indenture substantially in the form attached hereto as Exhibit F pursuant to which such Domestic Subsidiary will Guarantee the Notes on the same terms and conditions as those set forth in this Indenture and (B) deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate, in each case, stating that such supplemental indenture above has been duly authorized, executed and delivered and constitutes a legally valid and binding and enforceable obligation of such Subsidiary (subject to customary qualifications and exceptions).
ARTICLE 12
SUBORDINATION OF SECURITIES.
Section 12.01. SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.
The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 12, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of any Senior Indebtedness that is designated as such in an Officer’s Certificate delivered by the Company to the Trustee. The Notes shall in all respects rank pari passu in right of payment with all existing and future subordinated Indebtedness of the Company and only such Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein.
Section 12.02. PAYMENT OVER PROCEEDS UPON DISSOLUTION, ETC.
In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment on account of principal of or interest on the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up or event.

Upon the occurrence of any of the events described in clauses (a), (b) or (c) of the immediately preceding paragraph, in the event that notwithstanding the foregoing provisions of this Section 12.02 the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.
The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article 6 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 12.02 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer all or substantially all properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the respective conditions set forth in Article 6.
Section 12.03. PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON ACCELERATION OF NOTES.
In the event that any Notes are declared due and payable before the Maturity Date, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Notes are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) by the Company on account of the principal of (or premium, if any) or interest on the Notes or on account of the purchase or other acquisition of Notes.
In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 12.03, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.
The provisions of this Section shall not apply to any payment with respect to which Section 12.03 would be applicable.

Section 12.04. NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.
In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or, in the event any judicial proceeding shall be pending with respect to any such default, then no payment shall be made by the Company on account of principal of or interest on the Notes or on account of the purchase or other acquisition of Notes.
In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 12.04, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.
The provisions of this Section shall not apply to any payment with respect to which Section  12.04 would be applicable.
Section 12.05. PAYMENT PERMITTED IF NO DEFAULT.
Nothing contained in this Article 12 or elsewhere in this Indenture or in any of the Notes of any series shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 12.02 or under the conditions described in Section 12.03 or 12.04, from making payments at any time of principal of or interest on the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Notes of any series or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article 12.
Section 12.06. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.
Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to any Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of any Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 12, and no payments over pursuant to the provisions of this Article 12 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of any Senior Indebtedness.

Section 12.07. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.
The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional and which, subject to the rights under this Article 12 of the holders of Senior Indebtedness, is intended to rank equally with all other obligations of the Company, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies hereunder (including the right to accelerate the maturity of the Notes) or otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
Section 12.08. TRUSTEE TO EFFECTUATE SUBORDINATION.
Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee his attorney-in-fact for any and all such purposes.
Section 12.09. NO WAIVER OF SUBORDINATION PROVISIONS.
No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 12.10. NOTICE TO TRUSTEE.
The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.10 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to such date.
The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or a trustee therefor to establish that such notice has been given by a holder of Senior Indebtedness or a trustee therefor. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
Section 12.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.
Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of any Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.
The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 12 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.
Section 12.13. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE’S RIGHTS.
The Trustee or any authenticating agent in its individual capacity shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
Section 12.14. ARTICLE APPLICABLE TO PAYING AGENTS.
In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 12 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 12 in addition to or in place of the Trustee; provided, however, that Section 12.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
Section 12.15. PAYMENT OF PROCEEDS IN CERTAIN CASES.
Upon the occurrence of any of the events specified in clauses (a), (b) and (c) of the first paragraph of Section 12.02, the provisions of that Section shall be given effect to determine the amount of cash, property or securities which may be payable or deliverable as between the holders of Senior Indebtedness, on the one hand, and the Holders of Notes, on the other hand.
Section 12.16. ALL INDENTURE PROVISIONS SUBJECT TO ARTICLE 12.
Notwithstanding anything herein contained to the contrary, all the provisions of this Indenture shall be subject to the provisions of this Article 12, so far as the same may be applicable thereto.

ARTICLE 13
MISCELLANEOUS
Section 13.01. NOTICES.
Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:
If to the Company:
Better Home & Finance Holding Company
3 World Trade Center, 175 Greenwich Street, 57th Floor
New York, NY 10007
Attn: Paula Tuffin
Email: ptuffin@better.com
With copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn: Alan Fishman
Email: fishmana@sullcrom.com
If to the Trustee:
GLAS Trust Company LLC
3 Second Street, Suite 206
Jersey City, New Jersey 07311
United States of America
Attn. TMGUS/Better Home & Finance
The Company or the Trustee, by notice to the other, may designate additional or different addresses (including electronic addresses) for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register. The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder. Signatures of the parties hereto transmitted by PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Indenture as to the other parties hereto and will be deemed to be their original signatures for all purposes. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.
Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.
Section 13.02. DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.
Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:
(A)    an Officer’s Certificate that complies with Section 11.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and
(B)    an Opinion of Counsel that complies with Section 11.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.
Section 13.03. STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL.
Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:
(A)    a statement that the signatory thereto has read such covenant or condition;

(B)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;
(C)    a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(D)    a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.
Section 13.04. RULES BY THE TRUSTEE, THE REGISTRAR AND THE PAYING AGENT.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.05. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.
No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability, and such waiver and release are part of the consideration for the issuance of the Notes.
Section 13.06. GOVERNING LAW; WAIVER OF JURY TRIAL.
THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.
Section 13.07. SUBMISSION TO JURISDICTION.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 (as such address may be changed in accordance with the terms thereof) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Section 13.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.
Section 13.09. SUCCESSORS.
All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
Section 13.10. THIRD PARTY BENEFICIARIES.
This Agreement is for the benefit of the parties and the Holders and each of their respective successors and permitted assigns, and nothing in this Agreement shall give any other Person any benefit or any legal or equitable right or remedy under this Agreement; provided that each of the parties and the Holders agrees that any holder of Senior Indebtedness designated by the Issuer pursuant to Section 12.01 shall be a third-party beneficiary of the provisions set forth in Article 12 and shall be entitled to enforce the rights and benefits afforded thereby.
Section 13.11. FORCE MAJEURE.
The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or other communication facility).
Section 13.12. U.S.A. PATRIOT ACT.
The parties acknowledge that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.
Section 13.13. CALCULATIONS.
Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share

Amount, accrued interest, if any, on the Notes and the Conversion Rate. Neither the Trustee, the Paying Agent, the Registrar nor the Conversion Agent will have any liability or responsibility for any calculation under this Indenture or in connection with the Notes, for any information used in connection with such calculation or any determination made in connection with a conversion of Notes.
The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and the Trustee will promptly forward a copy of each such schedule to any Holder upon written request.
Section 13.14. SEVERABILITY.
If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.
Section 13.15. COUNTERPARTS.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.
Section 13.16. TABLE OF CONTENTS, HEADINGS, ETC.
The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.
Section 13.17. WITHHOLDING TAXES.
Each Holder of a Note agrees by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent is required by law to withhold or deduct taxes or backup withholding on behalf of such Holder as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate or from any interest or payments upon conversion, repurchase, redemption or maturity of the notes, then the Company or such withholding agent, as applicable, may, at its option, withhold from or set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Class A Common Stock or sales proceeds received by, or other funds or assets of, such Holder of such Note. Any amounts so deducted or withheld by the Company or other applicable withholding agent will be treated as having been paid to the Holder for all purposes of this Indenture and will be paid over to a governmental authority in accordance with applicable law.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

Better Home & Finance Holding Company

By:	/s/ Kevin Ryan
Name: Kevin Ryan
Title: Chief Financial Officer
[Signature Page to Indenture]

GLAS Trust Company LLC

By:	/s/ Katie Fischer
Name: Katie Fischer
Title: Vice President
[Signature Page to Indenture]

EXHIBIT A
FORM OF NOTE
[Insert Restricted Note Legend, if applicable]
[Better Home & Finance Holding Company]
1.00% Senior Subordinated Convertible Note due 2028
Better Home & Finance Holding Company, Inc., a Delaware corporation, for value received, promises to pay to [•], or its registered assigns, the principal sum of [___] dollars ($[___]) on August 22, 2028 and, to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest, if any, are paid or duly provided for.
Interest Payment Dates: February 15 and August 15 of each year.
Interest Record Dates: February 5 and August 5.
Additional provisions of this Note are set forth on the other side of this Note.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Better Home & Finance Holding Company has caused this instrument to be duly executed as of the date set forth below.

Better Home & Finance Holding Company

Date:	By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
GLAS Trust Company LLC, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Name:
Title:

Better Home & Finance Holding Company
1.00% Senior Subordinated Convertible Note due 2028
This Note is one of a duly authorized issue of notes of Better Home & Finance Holding Company, a Delaware corporation (the “Company”), designated as its 1.00% Senior Subordinated Convertible Notes due 2028 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of August 22, 2023 (as the same may be amended from time to time, the “Indenture”), between the Company and GLAS Trust Company LLC, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.
The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.
1.    Interest. The Company promises to pay interest on the principal amount of this Note at 1.00% per annum from the date hereof until the Maturity Date (or, if earlier, the applicable Conversion Date, Redemption Date or Fundamental Change Redemption Date). Subject to Sections 4.02(D), 4.03(E) and 5.02(D) of the Indenture (but without duplication of any payment if interest), the Company shall pay interest in arrears semiannually on each Interest Payment Date. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance through but excluding the date on which interest is paid. The first Interest Payment Date shall be February 15, 2024. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For any interest period the Company may elect to pay all or any portion of interest in kind (“PIK Interest”) on the then outstanding principal amount of the Notes (a “PIK Payment”) by issuing to the Holder of such Note an additional Note, the principal amount of which shall be rounded up to the nearest whole dollar (a “PIK Interest Note”). If the Company elects to pay interest on the Notes as a combination of cash interest and PIK Interest, such cash interest and PIK Interest shall be paid on the Notes on a pro rata basis. In the event that the Company shall elect to pay PIK Interest for any interest period, then the Company shall deliver a notice to the Trustee and the Holders not less than five Business Days prior to the applicable Interest Record Date on the relevant Interest Payment Date of the relevant interest period, which notice shall state the total amount of interest to be paid on such Interest Payment Date and the total amount of PIK Interest to be paid on such Interest Payment Date. For the avoidance of doubt, if the Company does not deliver the notice specified in the immediately preceding sentence, the Company will be deemed to have elected to pay interest on the Notes for the applicable interest period in cash. Unless otherwise agreed between the Company and the Trustee, with respect to the payment of any PIK Interest, the Company shall deliver to the Trustee no later than two Business Days prior to the applicable Interest Payment Date, the required amount of PIK Interest Notes (rounded up to the nearest whole dollar), duly executed by the Company, and a Company Order requesting the Trustee to authenticate and deliver such PIK Interest Notes on the relevant Interest Payment Date and setting forth the information required by Section 2.02(B)(ii) of the Indenture. Any PIK Interest Note shall, after being executed and authenticated pursuant to Section 2.02 of the Indenture, be mailed to the Person entitled thereto as shown on the Register for the Notes as of the relevant Interest Record Date. Any PIK Payment shall be made in such form and on terms as specified in Section 2.05 of the Indenture, and the Company shall and the Trustee may take additional steps as necessary to effect such PIK Payment.
2.    Maturity. This Note will mature on August 15, 2028, unless earlier repurchased, redeemed or converted.
3.    Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.
4.    Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.
5.    Denominations; Transfers and Exchanges. All Notes will be in registered form, without interest coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.
6.    Obligation of the Company to Redeem the Notes. The Company will be required to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture
7.    Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.
8.    Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.
9.    When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.
10.    Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.
11.    Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.
12.    No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.    Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.
14.    Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).
15.    Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
* * *

CONVERSION NOTICE
BETTER HOME & FINANCE HOLDING COMPANY
1.00% Convertible Senior Notes due 2028
Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):
☐ the entire principal amount of
☐ $________________10 aggregate principal amount of
the Note.
The undersigned acknowledges that if the Conversion Date of a Note to be converted is after an Interest Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:	By:
(Legal Name of Holder)

By:
Name
Title

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory
10 Must be an Authorized Denomination.

ASSIGNMENT FORM
BETTER HOME & FINANCE HOLDING COMPANY
1.00% Convertible Senior Notes due 2028
Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:
Name:
Address:
Social security or tax identification number:
the within Note and all rights thereunder irrevocably appoints:
as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:	By:
(Legal Name of Holder)

By:
Name
Title

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

TRANSFEROR ACKNOWLEDGEMENT
If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):
1.    Such transfer is being made to the Company or a Subsidiary of the Company.
2.    Such transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the transfer.
3.    Such transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page, titled “TRANSFEREE ACKNOWLEDGEMENT.”
4.    Such transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).
If the transfer is prior to the first anniversary of the Issue Date, and the transferee is not an Initial Holder Party, the transferee must complete and execute a copy of the Transfer Agreement included as Exhibit D to the Indenture.

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGEMENT
The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B
FORM OF RESTRICTED NOTE LEGEND
THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF CLASS A COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE ACQUIRER:
(1)    (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (I) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (II) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT;
(2)    AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT ONLY:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF;
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR
(C)    PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND
BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES, AN OPINION OF COUNSEL OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.
B-1

EXHIBIT C
FORM OF NOTATION OF GUARANTEE
For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, dated as of August 22, 2023 (as supplemented or amended, the “Indenture”), among Better Home & Finance Holding Company, a Delaware corporation (the “Company”), the Subsidiary Guarantor named therein and GLAS Trust Company LLC, as trustee (the “Trustee”), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, and interest, to the extent permitted by law, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture, the Guarantees and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee, the Indenture and the Notes are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:
Dated:
C-1

EXHIBIT D
FORM OF TRANSFER AGREEMENT
______________________, 2023
Better Home & Finance Holding Company
3 World Trade Center
175 Greenwich Street
59th Floor
New York, NY 10007
Attn: General Counsel
To Whom It May Concern:
The undersigned has agreed to purchase $________________ principal amount of the 1.00% Convertible Senior Notes due 2028 (the “Notes”) issued by Better Home & Finance Holding Company, a Delaware corporation (the “Company”) pursuant to that certain indenture (the “Indenture”), dated as of August 22, 2023, by and among the Company, the Subsidiary Guarantors named therein and GLAS Trust Company LLC, as Trustee. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
The undersigned hereby acknowledges and agrees that the transfer of the Notes is subject to delivery of this letter agreement, the sufficiency of consideration for which is hereby expressly acknowledged and agreed.
The undersigned agrees that, from the date hereof to August 22, 2024 none of the undersigned, its controlled affiliates or any person or entity acting on behalf of the undersigned or any of its controlled affiliates or pursuant to any understanding with the undersigned or any of its controlled affiliates will (1) sell, transfer, hypothecate or otherwise dispose of any equity securities (excluding, for the avoidance of doubt, the Notes) of the Company or (2) engage in any Short Sales with respect to equity securities (excluding, for the avoidance of doubt, the Notes) of the Company. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any equity securities of the Company (excluding, for the avoidance of doubt, the Notes), including through non-U.S. broker dealers or foreign regulated brokers.
This letter agreement is intended for the benefit of the Company and its affiliates and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person. This letter agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this letter agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.
[signature page follows]

Very truly yours,

[INSERT NAME OF TRANSFEREE]

By:
Name:
Title:

Accepted as of the date hereof:

Better Home & Finance Holding Company

By:
Name:
Title:

EXHIBIT E
FORM OF ISSUER CONDITION PRECEDENT CERTIFICATE
Better Home & Finance Holding Company
Dated: ______________, 2023
Reference is made to (i) the subscription agreement, dated as of May 10, 2021, by and among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (together with its successors, including after the Domestication (as defined therein), “Aurora”), Novator Capital Sponsor Ltd. (“Sponsor”), and BB Trustees SA, as trustee of the Future Holdings Trust (the “Sponsor Guarantor”), as amended by that Amendment No. 1 thereto, dated as of November 30, 2021, by and among Aurora, the Sponsor, the Sponsor Guarantor and Better HoldCo, Inc., a Delaware corporation (“Better”) (as so amended, the “Sponsor Subscription Agreement”), (ii) the subscription agreement, dated as of May 10, 2021, by and among Aurora and SB Northstar LP, a Cayman Islands exempted limited partnership (“SB”), as amended by that Amendment No. 1 thereto, dated as of November 30, 2021, and further amended by that Amendment No. 2 thereto, dated as of August 21, 2023, each by and among Aurora, SB and Better (as so amended, the “SB Subscription Agreement” and, collectively with the Sponsor Subscription Agreement, the “Subscription Agreements”), and (iii) the indenture, dated the date hereof, by and among, Better Home & Finance Holding Company, a Delaware corporation (the “Company”), the subsidiary guarantors party thereto (the “Guarantors”), and the trustee thereunder (the “Trustee”) (the “Indenture”). I, Kevin Ryan, Chief Financial Officer and President of the Company, in connection with the issuance under the Indenture of $528,585,444 aggregate principal amount of the Company’s 1.00% Senior Subordinated Convertible Notes due 2028 (“Notes”), hereby certify, on behalf of the Company solely in my capacity as Chief Financial Officer and President of the Company that, to the best of my knowledge, after reasonable investigation:
1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (“DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted, to enter into, deliver and perform its obligations under the Indenture and to issue the Notes. Each of the Guarantors has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or otherwise) to own, lease and operate its properties and conduct its business as presently conducted, to enter into, deliver and perform its obligations under the Indenture and the guarantees of the Notes under the Indenture.
2.    The Indenture (including the guarantees contained therein) and the Notes have been duly authorized, executed and delivered by the Company and the Guarantors, as applicable, and when the Notes are authenticated by the Trustee and the Indenture is executed by the Trustee, the Indenture (including the guarantees) and the Notes will each be enforceable against the Company and the Guarantors, as applicable, in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

3.    Reference is made to the Agreement and Plan of Merger, dated as of May 10, 2021, by and among Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better Holdco, Inc., as amended by the first, second, third, fourth, fifth and sixth amendments thereto, dated as of October 27, 2021, November 9, 2021, November 29, 2021, August 26, 2022, February 24, 2023 and June 23, 2023, respectively (as may be further amended, the “Merger Agreement”). The execution, delivery and performance of the Indenture (including the guarantees contained therein) and the issuance and sale of the Notes will not (i) result in any violation of the provisions of the organizational documents of the Company or any Guarantor; (ii) result in any violation of any Law (as defined in the Merger Agreement) or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Guarantors or any of their properties that would reasonably be expected to have a material adverse effect on the validity of the Notes or the legal authority or ability of the Company or the Guarantors to perform in all material respects their respective obligations under the Indenture (including the guarantees contained therein) and the Notes, or (iii) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any “Material Contract” (within the meaning of Section 4.12(a) of the Merger Agreement) to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries may be bound as of the date hereof (the “Material Contracts”), or terminate or result in the termination of any such foregoing, in each case with respect to clauses (ii) and (iii) above, subject to the exceptions in the definition of Material Adverse Effect in Merger Agreement mutatis mutandis.
5.    No consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority is required on the part of the Company or any Guarantor with respect to the Company’s or any Guarantor’s execution or delivery of the Indenture, the provision of the guarantees contained in the Indenture, or issuance of the Notes, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform or comply with on a timely basis any material obligation of the Company or such Guarantor under the Indenture or such Guarantors’ guarantee or to issue the Notes.
6.    Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the Company and its Subsidiaries, taken as a whole, (x) the Company and its Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under the Material Contracts, and neither the Company, the Company’s Subsidiaries, nor, to the knowledge of the Company, any other party thereto is in material breach of or default under any such Material Contract, (y) during the last twelve (12) months prior to the date of this certificate, neither the Company nor any of its Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Contract, and (z) to the knowledge of the Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Material

Contract by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).
Terms defined in the Subscription Agreements and not otherwise defined herein are used herein as therein defined.
[signature page follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

Name:
Title:

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [•], 20[•], among [•] (the “Guaranteeing Subsidiary”), a subsidiary of Better Home & Finance Holding Company (f/k/a Aurora Acquisition Corp.), a Delaware corporation (the “Company”), and GLAS Trust Company LLC, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, pursuant to an Indenture, dated as of August 22, 2023 (the “Indenture”), between the Company and the Trustee, the Company issued $528,585,444 in an aggregate principal amount of its 1.000% Senior Subordinated Convertible Notes due 2028 (the “Notes”); and
WHEREAS, the Indenture provides that if any Domestic Subsidiary (other than a Subsidiary listed on Schedule I to the Indenture) of the Company that is not a Subsidiary Guarantor becomes a “borrower” or “guarantor” under any Senior Indebtedness, the Domestic Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall guarantee the Notes on the terms and conditions set forth herein and in the Indenture (the “Guarantee”).
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 14
DEFINITIONS
Section 14.01.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
ARTICLE 15
THE GUARANTEE
Section 15.01.    Agreement to Guarantee. The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Subsidiary Guarantor pursuant to the Indenture. The Guaranteeing Subsidiary hereby agrees to Guarantee the Notes on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 11 thereof.
Section 15.02.    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
ARTICLE 16
MISCELLANEOUS
Section 16.01.    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guaranteeing Subsidiary (other than the Company and the Subsidiary Guarantors) shall have any liability for any obligations of the Company or the Subsidiary Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 16.02.    Governing Law; Jury Trial Waiver. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPLEMENTAL INDENTURE.
Section 16.03.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.
Section 16.04.    Effect of Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of this Supplemental Indenture.
Section 16.05.    The Trustee. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
Section 16.06.    Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges and agrees that it receives substantial benefits from the Company and that such Subsidiary Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits.
Section 16.07.    Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[•].

By:
[•]
[•]

GLAS Trust Company LLC, as Trustee

By:
[•]
[•]

Schedule I
List of Non-Guarantor Subsidiaries
Better Mortgage Corporation
Better House I, LLC
Better House II, LLC
BRE-1, LLC
BMC-1, LLC
Sch. I-1